Exhibit 99.2

INVESTOR PRESENTATION July 28, 2026

SAFE HARBOR STATEMENT / NON-GAAP INFORMATION 2 Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This includes, without limitation, financial guidance and projections, including underlying assumptions, and statements with respect to expectations of the Company’s future financial condition, results of operations, cash flows, share repurchases, dividends, objectives, growth potential, engines and opportunities, expected growth rates and targets, market potential and total addressable market runway; growth outlook; industry-leading comparable sales growth, retention and competitive position; quality control and supply chain efficiencies; operational execution and retention; annualized average unit volume; the Company’s differentiation in the off-premise channel; the opportunity for additional domestic and foreign locations and licensees and territories; target returns for new restaurant openings; international expansion; North Italia and Fox Restaurant Concepts (“FRC”) as growth drivers and FRC as an incubation engine; new restaurant targeted ranges and unit growth rates. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including government shutdowns, trade policy, interest rate fluctuations, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of our restaurants and potential reputational damage to us or any of our brands; pandemics and related containment measures, including the potential for quarantines or restrictions on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and other FRC restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross-border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of our landlords and other tenants in retail centers in which our restaurants are located, and our ability to successfully manage our lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to us; the timing of our new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of changes in tax laws; changes in laws impacting our business; adverse weather conditions and natural disasters in regions in which our restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov. Non-GAAP Financial Measures In addition to the results provided in accordance with the Generally Accepted Accounting Principles (“GAAP”) in this presentation, the Company is providing non-GAAP measurements which present free cash flow, adjusted net income, adjusted diluted net income per common share, adjusted net income margin and adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”). The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results. These non-GAAP measures may not be comparable to similarly-titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. We calculate these non-GAAP measures by eliminating from cash flow from operations, net income, diluted net income per common share, net income margin and EBITDA the impact of items we do not consider indicative of our ongoing operations. Additionally, free cash flow, EBITDA and adjusted EBITDA exclude the impact of certain non-cash transactions. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. In the future, we may incur expenses or generate income similar to the adjusted items. Please refer to the Appendix of this presentation for a reconciliation of non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP.

COMPANY OVERVIEW

INVESTMENT HIGHLIGHTS 4 • Experiential dining category leader with diversified growth engines • Best-in-class operational execution and industry-leading retention • Significant growth opportunities driving one of the highest expected growth rates in the casual dining industry • Strong free cash flow generation supporting consistent shareholder returns through dividends and opportunistic share repurchases

CAKE AT A GLANCE

FOUNDED	IPO	HEADQUARTERS	TICKER	MARKET CAP[1]	REVENUE[2]
1972	1992	CALABASAS HILLS, CA	CAKE	$4.0B	$3.8B

We own and operate 375 restaurants[3] across the US and Canada including:

- 217 The Cheesecake Factory locations
- 51 North Italia locations
- 44 Flower Child locations
- 57 Fox Restaurant Concepts locations


Our more than 48,000 staff members helped us become one of the Fortune "100 Best Companies to Work For®" for the 13th consecutive year

FORTUNE 100 BEST COMPANIES TO WORK FOR® 2026

PORTFOLIO OF EXPERIENTIAL DINING CONCEPTS








36 International CCF Locations

China
Thailand
Mexico
Bahrain
Kuwait
Saudi Arabia
Qatar | UAE

The Cheesecake Factory®

(1) Market data as of June 30, 2026.
(2) Represents fiscal year 2025 revenue for the twelve months ended December 30, 2025.
(3) Locations as of July 28, 2026.

From Fortune. ©2026 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

5

6

GLOBAL FOOTPRINT 7 Company-Owned: 217 (Including Toronto, Canada) Latin America Mexico City (5) Monterrey (1) Guadalajara (2) Querétaro (1) Puebla (1) Metepec (1) Asia Shanghai (3) Beijing (1) Chengdu (1) Hong Kong (1) Macau (1) Thailand (1) Middle East UAE (6) Saudi Arabia (4) Kuwait (3) Qatar (3) Bahrain (1) International – Licensed: 36 Opportunity for 300 Domestic Locations Long runway for growth as we continue to open in new and existing markets Continued International Expansion In existing and new markets with current licensees and evaluating new markets High-quality, High-profile Locations Worldwide Strong presence in premier markets with attractive consumer demographics

8 High-Energy Atmosphere Contemporary Décor Distinct, High-Quality Cheesecakes and Desserts Best-in-Class Execution Exceptional Service Menu Breadth and Innovation Made Fresh From Scratch MENU OPERATIONS AMBIANCE BAKERY A HIGHLY DIFFERENTIATED CONCEPT

9 INTEGRATED BAKERY – THE “CHEESECAKE” MAGIC Enables creativity, quality control and supply chain efficiencies 58 Varieties of cheesecakes & 2 desserts Bakery production facilities 17% FY 2025(1) 1 FY 2019 6% (1) (1) Percent of total sales. Impressive Level of Dessert Sales

BEST-IN-CLASS STAFFING AND OPERATIONS 10 Well-positioned to attract and retain high-quality, experienced staff as an employer of choice • Top-tier recruiting and training programs • Fortune ‘100 Best Companies to Work For®’ List for 13 consecutive years • 2025 Black Box Intelligence Employer of Choice Award in Upscale Casual • Competitive compensation, benefits and healthcare options • High sales volume restaurants provide predictability and stability for staff Average Tenure by Position 37 years 29 years 25 years 23 years 17 years 16 years Executive VP of Operations Regional Vice Presidents Area Directors of Operations Area Kitchen Operations Managers General Managers Executive Kitchen Managers EXCEPTIONAL SERVICE AND OPERATIONAL EXECUTION SUPPORTED BY INDUSTRY-LEADING RETENTION 2025 PEOPLE’s Companies that Care Logo® is a registered trademark of TI Gotham, Inc., a Dotdash Meredith company. Used under license. From Fortune. ©2026 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

DIFFERENTIATION IN OFF-PREMISE 11 • Extensive menu with over 225 items made from scratch daily • Large portions designed for sharing • Lower incremental delivery pricing versus peers • Fully integrated systems for better execution • Separate bakery counter and register for pick-up of orders Exceptional Value Operational Execution • Omni channel ordering – Online | Delivery | Phone | In-person • Curbside delivery, geo-location and real-time tracking • Redesigned to-go packaging to improve food quality Guest Experience and Convenience 11% 16% 25% 22% 21% 21% 22% 21% OFF-PREMISE SALES % OF TOTAL REVENUE OFF-PREMISE AWS FOR FY 2025(2) (1) $2.8 million in off-premise sales per restaurant based on annualized 2Q26. (2) Company reports and Gordon Haskett Research Advisors. ($ in thousands) $2.8 million per restaurant (1) LEVERAGING OUR DIFFERENTIATED POSITIONING TO DRIVE THE HIGHEST OFF-PREMISE AVERAGE WEEKLY SALES $10.1 $13.3 $15.5 $19.9 $20.2 $21.6 $22.0 $24.5 $26.3 $50.0 Bonefish LongHorn Cracker Barrel Outback BJ's Restaurants Chili's Texas Roadhouse Carrabba's Olive Garden The Cheesecake Factory

12 ICONIC BRAND AND CULT STATUS

13 STRONG CONSUMER ENGAGEMENT CAKE has more Instagram followers and significantly outpaces peers in followers relative to sales Leveraging the STRENGTH OF OUR BRAND across social media channels to ENGAGE WITH OUR CONSUMERS and further ENHANCE BRAND AWARENESS MILLIONS OF FOLLOWERS (1) Instagram Follower count as of March 11, 2026. (2) Sales represent fiscal year 2025 revenue based on latest SEC 10-K filings and company presentations. - 200 400 600 800 1,000 1,200 $0 $75 $150 $225 $300 $375 $450 Texas Roadhouse LongHorn Carrabba's BJ's Restaurants Cracker Barrel Chili's Olive Garden Yard House Outback Bonefish Maggiano's CAKE Followers(1) (in thousands) Followers / $M Sales(2) Followers / $M Sales Instagram Followers

BROADER, MORE STRATEGIC MARKETING EFFORTS ARE STRENGTHENING BRAND AWARENESS AND SUPPORTING TRAFFIC EXPANDING BRAND REACH 14 BOLDER CREATIVE CULTURALLY RELEVANT ENGAGEMENT HIGH-IMPACT MEDIA COVERAGE Bringing our brand personality, menu innovation and signature offerings to life Leveraging timely cultural moments to amplify brand visibility Showcasing the quality, scale and differentiation of the concept The Golden Girls

OUR MENU BREADTH, QUALITY, VALUE AND DIFFERENTIATED EXPERIENCE SUPPORT CONTINUED RELEVANCE, SUSTAINED DEMAND AND REPEAT VISITS 15 Diverse Appeal Relevant across generations and dining preferences Menu Relevance Something for every taste and price point Supported by innovation and made-from-scratch quality Brand Hallmarks Iconic cheesecakes and signature desserts Generous portions and compelling value Multiple Occasions A go-to destination for everyday meals, celebrations and group gatherings A distinct, experiential dining experience BROAD APPEAL AND BRAND AFFINITY

CHEESECAKE REWARDS® 16 Published Offers To support member acquisition and consistent engagement Offered to all rewards members Personalized Offers Tailored offers based on guest behavior and preferences — designed to surprise, engage, and increase frequency Tailored rewards offered to all members Marketable Offers Tied to cultural and brand moments (April Fools’, National Cheesecake Day) that drive excitement and broad engagement Offered to all rewards members Opportunity to drive incremental traffic To drive incremental sales and support restaurant-level margins by leveraging data analytics to more effectively engage guests PROGRAM OBJECTIVE A SURPRISE and DELIGHT program

APP BUILDS ON OUR REWARDS PLATFORM BY MAKING IT EASIER FOR GUESTS TO ENGAGE WITH OUR BRAND ACROSS EVERY VISIT CHEESECAKE REWARDS® APP Seamless Digital Experience Integrates rewards, reservations and online ordering into one app Personalized Guest Engagement Delivers tailored offers, rewards and communications to drive engagement Strong Early Momentum Encouraging guest adoption and engagement following the launch Foundation for Future Growth Expands our ability to connect with guests and evolve the Rewards experience over time

$39 $37 $36 $32 $29 $28 $27 $24 $24 $23 $22 $15 Maggiano's Bonefish Yard House The Cheesecake Factory Outback LongHorn Carrabba's Texas Roadhouse Olive Garden BJ's Restaurants Chili's Cracker Barrel With a Moderate Average Check(1) Driving the Highest Unit Volumes in the Industry(1) ($ in millions) 18 (1) Latest SEC 10-K filings and company presentations for FY 2025. (2) Average check for The Cheesecake Factory defined as on-premise average check for FY 2025. $12.4 $10.0 $9.9 $8.7 $6.4 $5.6 $5.2 $4.5 $4.2 $4.0 $3.7 $3.1 The Cheesecake Factory Yard House Maggiano's Texas Roadhouse BJ's Restaurants Olive Garden LongHorn Chili's Cracker Barrel Outback Carrabba's Bonefish (2)

19

NORTH
ITALIA


NORTH






NUMBER OF TIMES PASTA WAS A GOOD IDEA

- Filling White Space for an On-Trend, Contemporary Italian Offering
- Menu features classic Italian favorites with a fresh twist from hand-tossed pizzas and homemade pastas to crave-worthy appetizers, salads and seasonal entrees
    - Unique menu items tailored to local markets
    - All dishes handmade from scratch daily
    - Serving lunch, dinner, weekend brunch & weekday happy hour
- Robust selection of wine, beer and craft cocktails driving ~25% alcohol mix
- Average check of mid $30s for lunch and mid $40s for dinner


NORTH
Italia




NORTH
ITALIA



NORTH ITALIA
20

21 • Potential for 200 domestic locations over time • Currently have 51 locations in 16 states & Washington D.C. • Italian is one of the most popular ethnic cuisines in the United States • Targeting ~20% average annual unit growth • Attractive return profile and sales growth Comp Sales 2Q26 (vs. 2Q25): (3)% FY25 (vs. FY24): (2)%

22

FLOWER CHILD

HEALTHY FOOD FOR A HAPPY WORLD

On a simple, soul-satisfying mission to spread positively delicious vibes and healthy food.


FLOWER CHILD





Comp Sales
2Q26 (vs. 2Q25): 13%
FY25 (vs. FY24): 5%

- **Potential for 700 domestic locations over time**
- **A differentiated concept in the growing fast casual segment**
    - **44 locations in 16 states**
- **Targeting ~20% average annual unit growth**
- **Attractive consumer demographic**
- **A healthy, balanced dining experience with organic, gluten-free and vegan dishes**
    - **All dishes handmade from scratch daily**
    - **Menu features customizable bowls, wraps, salads, veggies and healthy proteins**
- **Significant off-premise volumes - averaging over 50% of sales**




choose happy




good goes around
ORDER TO GO

FLOWER CHILD
HEALTHY FOOD FOR A HAPPY WORLD
23

24

FOX RESTAURANT CONCEPTS (FRC) 25 FRC HIGHLIGHTS • Locations: 57 • Geographies 11 states • FY 2025 Revenue(1) $355M (1) Fiscal year 2025 revenue represents revenue for the twelve months ended December 30, 2025 and excludes revenue for Flower Child. FRC serves as an incubator, innovating new food, dining and hospitality experiences to create fresh, exciting concepts for the future FRC’s experiential concepts are designed to deliver unique guest experiences across different industry segments, occasions, square footage and geographies Provides Diversification | Accretive Unit Growth | Value Creation Opportunities

Culinary forward. First class hospitality. Concepts like no other. DIVERSIFYING OUR PORTFOLIO ACROSS EXPERIENTIAL FOR GROWTH 26 National Expansion Boutique Brands Incubation Stage Testing Growth Global Footprint

ACCELERATING UNIT GROWTH Accelerating Unit Growth AS MANY AS 26 NEW UNITS IN 2026 8 NROs YTD As of July 28, 2026 North Italia Flower Child Riverton, UT Omaha, NE The Henry Scottsdale, AZ Wilmette, IL Walnut Creek, CA Brea, CA Katy, TX The Cheesecake Factory Forsyth, GA

FINANCIAL PERFORMANCE

29 DRIVING STRONG SALES GROWTH (1) 2Q26 Average Unit Volumes (AUV) annualized based on average weekly sales. (2) FRC excludes Flower Child. FY 2025 COMP SALES AVERAGE WEEKLY SALES (2) FY 2025 AVERAGE WEEKLY SALES Q2 2026 COMP SALES AVERAGE WEEKLY SALES (2) Q2 2026 vs 2024 0.1% (2)% vs 2024 0% vs 2Q25 5.8% (3)% vs 2Q25 4% ~$259,800 Equates to $13.5M Annualized AUV(1) ~$151,400 Equates to $7.9M Annualized AUV(1) ~$142,100 Equates to $7.4M Annualized AUV(1) REVENUES $2,689M Up 1% from PY $346M Up 15% from PY REVENUES $355M Up 18% from PY

Q2 2026 HIGHLIGHTS(1) 30 Total Revenue $1.0B Up 8% from PY Capital Allocation Adjusted Diluted Net Income Per Share(1) $1.44 Up 24% from PY $43M CapEx(3) $16M Dividends Unit Growth 4 NROs Restaurant Count(2) 374 Up 3% from 362 in PY Adjusted EBITDA(1) $118M Up 18% from PY Net Income $69M Up 25% from PY Diluted Net Income Per Share $1.41 Up 24% from PY $9M Repurchases (1) A reconciliation of Non-GAAP measures to the most directly comparable GAAP measure can be found in the appendix. (2) Represents total company owned and operated restaurants across the US and Canada as of June 30, 2026. (3) CapEx excludes some new restaurant construction expenses, which may be classified as operating lease assets instead of additions to property and equipment in the statement of cash flows.

2026 UNDERLYING KEY ASSUMPTIONS(1) 31 (1) Assumes no material operating or consumer disruptions as well as assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. (2) Future decisions to pay or to increase or decrease dividends or to repurchase shares are at the discretion of the Board and will be dependent on several factors. Consolidated Sales Approximately $4.0 Billion CCF AUVs Approximately $12.9 Million Net Income Margin Targeting approximately 5% at the stated sales level New Unit Growth As many as 26 New Restaurant Openings • 5-6 The Cheesecake Factory locations • 6-7 North Italia locations • 7 Flower Child locations • ~7 FRC restaurants Cash Capital Expenditures Approximately $210 Million Dividend Program Q3 2026 dividend of $0.30 per share(2) Share Repurchase Program Offset dilution, over time, from employee stock-based compensation and support EPS(2)

QUALITY GROWTH OPPORTUNITY

Diversified Portfolio

Differentiated experiential concepts diversified across industry segment, price point, cuisine, occasion and real estate

Attractive Growth Potential

Significant runway for future development across portfolio of concepts to drive accretive growth over time

Value Creation Opportunities

Leveraging brand power, operational excellence, scale, supply chain and real estate development expertise

New Unit Growth Targets(1)(2)

	Size(3)	Sales per Sq Ft(3)	Annual Unit Growth
The Cheesecake Factory	7,000 - 10,000	~$1,100 - $1,200	~2% - 3%
NORTH ITALIA	6,000 - 7,000	~$1,100 - $1,200	~20%
FLOWER CHILD	3,000 - 4,000	~$1,100 - $1,200	~20%
FOX RESTAURANT CONCEPTS	6,000 - 8,000	~$1,100	~10% - 15%

GROWTH OUTLOOK(2)

AVERAGE ANNUAL GROWTH TARGETS

1% - 2%
Comparable Sales Growth

7% - 8%
Top-line Revenue Growth

(1) Illustrative example of new restaurant openings targeted size, sales per square foot and annual unit growth; Targets represent steady-state and typically are reached after 3 years of operations.
(2) Targets are forward-looking and are based upon assumptions that there are no material operating or consumer disruptions as well as assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material.
(3) Target size and sales per square foot are an average based on productive square feet defined as all interior square footage plus seasonally adjusted exterior patio square footage.

The Cheesecake Factory 32

MARKET POTENTIAL LARGE TAM RUNWAY 33 # OF LOCATIONS(1) FY 2025 AUVS $12.4M 217 $7.6M 51 $4.6M 44 MARKET POTENTIAL 300 200 700 (1) Locations as of July 28, 2026. ~$3.2B ~$8.5B FUTURE REVENUE OPPORTUNITY REVENUE GROWTH $5BPOTENTIAL NOTABLE UPSIDE POTENTIAL FROM OTHER GROWTH CONCEPTS FY 2025

$146 $49 $67 $108 $155 $67 $112 $152 $160 $146 $213 $162 $218 $268 $301 '21 '22 '23 '24 '25 FINANCIAL STRENGTH TO SUPPORT GROWTH AND RETURNS(1) 34 Capital Allocation Detail Cash Flow '20 (1) A reconciliation of Non-GAAP measures to the most directly comparable GAAP measure can be found in the appendix. (2) Due to impact of COVID-19 pandemic on results 2021, 2022, 2023, 2024 and 2025 compare against 2019. (3) Free cash flow, Cash Flow from Operations, Net Income and Adjusted EBITDA may not add due to rounding. (4) CapEx excludes some new restaurant construction expenses, which may be classified as operating lease assets instead of additions to property and equipment in the statement of cash flows. .. Net Income and Adjusted EBITDA(3) '20 ($ in millions) Cash Flow From Ops Capex / Investment(4) Free Cash Flow(3) $72 $43 $101 $157 $148 $166 $159 $169 $172 $205 $238 $202 $270 $329 $354 '21 '22 '23 '24 '25 Adjusted EBITDA(3) Adjustments Net Income (3) 3.3% 10.5% 13.9% 14.9% 15.0% '21 '22 '23 '24 '25 $67 $112 $152 $160 $146 $6 $63 $46 $18 $154 $0 $42 $53 $53 $52 48,510 50,414 49,050 48,974 48,550 $0 $100 $200 $300 $400 $500 $600 '21 '22 '23 '24 '25 Capex / Investment Share Repurchases Dividends WASO Comparable Sales(2) (4)

APPENDIX

NON-GAAP RECONCILIATIONS

($ in thousands)	Fiscal Year				
	2021	2022	2023	2024	2025
Cash flow from operations	$ 213,006	$ 161,926	$ 218,401	$ 268,325	$ 301,281
Capital expenditures / investments[1]	66,943	112,464	151,565	160,364	146,204
Free cash flow[2]	**$ 146,063**	**$ 49,462**	**$ 66,836**	**$ 107,961**	**$ 155,077**

($ in thousands)	Fiscal Year					Fiscal Quarter	
	2021	2022	2023	2024	2025	2Q25	2Q26
Net income	$ 72,373	$ 43,123	$ 101,351	$ 156,783	$ 148,427	$ 54,812	$ 68,394
Depreciation and amortization expenses	89,654	92,380	93,136	101,450	109,031	26,860	29,103
Interest expense, net	11,625	7,488	10,160	10,107	10,448	2,873	2,057
Income tax (benefit)/provision	(753)	(10,231)	(1,337)	14,264	14,468	7,417	8,509
EBITDA[2]	**$ 172,899**	**$ 132,760**	**$ 203,310**	**$ 282,604**	**$ 282,374**	**$ 91,962**	**$ 108,063**
Impairment of assets and lease termination expenses[3]	$ 18,139	$ 31,387	$ 29,464	$ 13,647	$ 22,990	$ 222	$ 124
Acquisition-related contingent consideration, compensation and amortization expenses[4]	19,510	13,368	11,686	2,429	14,449	1,012	1,235
Gift card adjustment, net[5]	-	-	-	-	(9,396)	-	-
Loss on debt extinguishment[6]	-	-	-	-	15,891	-	-
Stock-based compensation	22,988	24,426	25,781	29,962	27,234	7,189	8,761
COVID-19 related costs[7]	4,917	-	-	-	-	-	-
Adjusted EBITDA[2]	**$ 238,453**	**$ 201,941**	**$ 270,241**	**$ 328,642**	**$ 353,542**	**$ 100,385**	**$ 118,183**

The Cheesecake Factory

(1) CapEx excludes some new restaurant construction expenses, which may be classified as operating lease assets instead of additions to property and equipment in the statement of cash flows.
(2) Free cash flow, EBITDA and Adjusted EBITDA may not add due to rounding.
(3) A detailed breakdown of impairment of assets and lease termination expenses recorded can be found in the Selected Segment Information table in the 10-K and 10-Q.
(4) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.
(5) Represents gift card breakage revenue of $17.3 million as a result of a change in historical redemption patterns, partially offset by a non-recurring $7.9 million write-down of gift card inventory.
(6) Represents premium paid and acceleration of previously unamortized deferred financing costs as a result of partial redemption of our convertible senior notes due 2026.
(7) Represents incremental costs associated with COVID-19 such as sick and vaccination pay, healthcare and meal benefits for furloughed staff members, additional sanitation and personal protective equipment.

36

NON-GAAP RECONCILIATIONS

($ in thousands, except per share data)	Fiscal Year					Fiscal Quarter	
	2021	2022	2023	2024	2025	2Q25	2Q26
Net income [1]	$ 49,131	$ 43,123	$ 101,351	$ 156,783	$ 148,427	$ 54,812	$ 68,394
Impairment of assets and lease termination expenses[2]	18,139	31,387	29,464	13,647	22,990	222	124
Termination of interest rate swap	2,354	-	-	-	-	-	-
Acquisition-related contingent consideration, compensation and amortization expenses[3]	19,510	13,368	11,686	2,429	14,449	1,012	1,235
Gift card adjustment, net [4]	-	-	-	-	(9,396)	-	-
Loss on extinguishment of debt [5]	-	-	-	-	15,891	-	-
Dividends on Series A preferred stock	18,661	-	-	-	-	-	-
Net income attributable to Series A preferred stock to apply if-converted method	4,581	-	-	-	-	-	-
COVID-19 related costs [6]	4,917	-	-	-	-	-	-
Uncertain tax positions	7,139	-	-	-	2,023	-	310
Tax effect of adjustments [7]	(11,679)	(11,637)	(10,699)	(4,180)	(11,423)	(321)	(353)
Adjusted net income	$ 112,753	$ 76,241	$ 131,802	$ 168,679	$ 182,961	$ 55,725	$ 69,710
Revenues						$ 955,825	$1,029,633
Adjusted net income margin						5.8%	6.8%
Diluted net income per share	$ 1.01	$ 0.86	$ 2.07	$ 3.20	$ 3.06	$ 1.14	$ 1.41
Impairment of assets and lease termination expenses[2]	0.34	0.62	0.61	0.28	0.47	0.00	0.00
Termination of interest rate swap	0.04	-	-	-	-	-	-
Acquisition-related contingent consideration, compensation and amortization expenses[3]	0.37	0.27	0.24	0.05	0.30	0.02	0.03
Gift card adjustment, net [4]	-	-	-	-	(0.19)	-	-
Loss on extinguishment of debt [5]	-	-	-	-	0.33	-	-
Dividends on Series A preferred stock	0.35	-	-	-	-	-	-
Net income attributable to Series A preferred stock to apply if-converted method	0.09	-	-	-	-	-	-
Assumed impact of potential conversion of Series A preferred stock into common stock	(0.08)	-	-	-	-	-	-
COVID-19 related costs[6]	0.09	-	-	-	-	-	-
Uncertain tax positions	0.13	-	-	-	0.04	-	0.01
Tax effect of adjustments[7]	(0.22)	(0.23)	(0.22)	(0.09)	(0.24)	(0.01)	(0.01)
Adjusted diluted net income per share[8]	$ 2.13	$ 1.51	$ 2.69	$ 3.44	$ 3.77	$ 1.16	$ 1.44

(1) Net income presented for 2021 includes adjustments related to Series A Preferred Stock.
(2) A detailed breakdown of impairment of assets and lease termination expenses recorded can be found in the Selected Segment Information table in the 10-K and 10-Q.
(3) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.
(4) Represents gift card breakage revenue of $17.3 million as a result of a change in historical redemption patterns, partially offset by a non-recurring $7.9 million write-down of gift card inventory.
(5) Represents premium paid and acceleration of previously unamortized deferred financing costs as a result of partial redemption of our convertible senior notes due 2026.
(6) Represents incremental costs associated with COVID-19 such as sick and vaccination pay, healthcare and meal benefits for furloughed staff members, additional sanitation and personal protective equipment.
(7) The tax effect assumes a tax rate based on the federal statutory rate and an estimated blended state tax rate.
(8) Adjusted diluted net income/(loss) per share may not add due to rounding.

The Cheesecake Factory

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